FFLC Bancorp, Inc.
                               Holding Company for
                           First Federal Savings Bank
                  P.O. Box 490420 Leesburg, Florida 34749-0420
                    Voice (352) 787-3311 - Fax (352) 787-7206

FOR IMMEDIATE RELEASE                                  Contact: Stephen T. Kurtz
January 16, 2004                                                     President &
CEO

FFLC BANCORP, INC., Announces Net Income for the 4th Quarter and Fiscal Year-End; Announces Dividend; Announces Date of Annual Meeting; Opens New Branch Office

Leesburg, Florida. FFLC Bancorp, Inc. (NASDAQ NMS: FFLC), the holding company for First Federal Savings Bank of Lake County, reported net income of $2.1 million for the quarter ended December 31, 2003, compared to the $2.2 million earned for the comparable 2002 quarter. Basic income per share was $.40 per share for the quarter ended December 31, 2003, compared to $.41 per share for the 2002 quarter. Net income per share on a diluted basis was $.39 for the quarter ended December 31, 2003, compared to $.40 for the 2002 quarter. Total assets grew to $947.9 million at December 31, 2003 from $916.0 million at December 31, 2002.

Net income for the year ended December 31, 2003 increased 4% to $9.1 million, compared to $8.8 million for the year ended December 31, 2002. Basic income per share increased to $1.70 per share for the year ended December 31, 2003, compared to $1.65 per share for 2002. Net income per share on a diluted basis increased to $1.67 for the year ended December 31, 2003, compared to $1.61 for 2002.

Net interest income after provision for loan losses increased 6% to $26.7 million for the year ended December 31, 2003, compared to $25.2 million for the 2002 year, primarily as a result of a $4.9 million decrease in interest expense, partially offset by a $3.7 million decrease in interest income. The decrease in interest income was primarily due to a 71 basis point decrease in income from interest earning assets and the decrease in interest expense was due primarily to a 73 basis point decrease in the cost of interest-bearing liabilities.

Nonperforming loans increased to $5.3 million at December 31, 2003, from $2.6 million at December 31, 2002. As previously reported, the increase was attributable to a commercial line of credit and a mortgage loan to an agricultural borrower totaling $2.7 million, which were classified as substandard. Management estimates the fair value of the combined collateral, including accounts receivable, real estate, and a certificate of deposit, to be approximately $3.2 million. Accordingly, no loss is anticipated on these loans.

Noninterest expense increased $482,000 or 12% for the quarter ended December 31, 2003 and $2.5 million for the year then ended or 17% compared to the 2002 periods. Those increases were primarily the result of the growth of the Company and corresponding increases in salaries, employee benefits and other expense.

Stockholders' equity increased to $77.4 million at December 31, 2003, from $75.9 million at September 30, 2003. Book value per share increased to $14.33 at December 31, 2003, from $14.07 at September 30, 2003.

DIVIDEND
--------
On January 15, 2004, the Board of Directors declared a cash dividend of $.13 per share on the common stock, payable February 9, 2004 to shareholders of record at the close of business on January 26, 2004. The $.13 per share cash dividend represents a 30% increase over the $.10 per share paid in February 2003.

DATE OF ANNUAL MEETING
----------------------
The Company also announced that the Annual Meeting of Shareholders would be held on Thursday, May 13, 2004 at the Leesburg Community Building at 109 East Dixie Avenue, Leesburg, Florida, at 2:00 p.m.

FFLC Bancorp, Inc.
Press Release Dated January 16, 2004
Page 2

NEW BRANCH OFFICE
-----------------
The Bank opened the new Crystal River branch in Citrus County during the fourth quarter of 2003, bringing to 15 the number of full-service banking facilities in Lake, Sumter, Citrus and Marion Counties, Florida. Construction on The Villages 466 branch site is underway, and we expect to complete that branch in the second quarter of this year.

First Federal Savings Bank of Lake County conducts business in Lake, Sumter, Citrus and Marion Counties, Florida, through a network of fifteen branch offices. The stock of FFLC Bancorp, Inc. is quoted on the NASDAQ National Market System under the symbol "FFLC". First Federal's web site is located at http://www.1stfederal.com. FFLC Bancorp, Inc.'s SEC filings, press releases and other supplemental information are available at the web site, in the "FFLC Bancorp" section.

SELECTED FINANCIAL DATA
($ in thousands, except per share amounts)

SELECTED BALANCE SHEET DATA                                           At December 31    At December 31
                                                                                2003              2002

Total assets                                                            $  947,914        $  915,976
Deposits                                                                $  705,589        $  668,058
Total gross loans receivable                                            $  797,351        $  756,555
Allowance for loan losses                                               $    5,490            $5,181
Total stockholders' equity                                              $   77,356           $71,062
Shares outstanding (1)                                                   5,397,154         5,374,913
Market price per share                                                  $    28.75        $    19.71
Book value per share (1)                                                $    14.33        $    13.22
Nonperforming loans                                                     $    5,287        $    2,592
Nonperforming assets                                                    $    6,168        $    3,218
Equity as a percentage of total assets                                        8.16%             7.76%
Interest-earning assets to interest-bearing liabilities                       1.07              1.06


ASSET QUALITY RATIOS                                                  At December 31    At December 31
                                                                                2003              2002

Nonperforming assets to total assets                                          0.65%             0.35%
Nonperforming loans to total loans                                            0.66%             0.34%
Allowance for loan losses to nonperforming loans                            103.84%           199.88%
Allowance for loan losses to nonperforming assets                            89.01%           161.00%
Allowance for loan losses to total gross loans receivable                     0.69%             0.68%


SELECTED INCOME AND OTHER DATA                                               For the twelve months
                                                                               ended December 31,
                                                                            2003               2002

Net interest income before provision for loan losses                    $   28,233        $   27,050
Provision for loan losses                                               $    1,514        $    1,845
Ratio of net charge-offs to average loans                                     0.16%             0.13%
Net income                                                              $    9,148        $    8,836
Basic net income per share (1)                                          $     1.70        $     1.65
Diluted net income per share (1)                                        $     1.67        $     1.61
Total gross loans originated by department:  *
     Residential                                                        $  191,048        $  148,271
     Commercial                                                         $  118,633        $   95,160
     Consumer                                                           $   96,829        $   80,297

* - Includes undisbursed amounts of construction loans and lines of credit.

PERFORMANCE RATIOS                                                           For the twelve months
                                                                               ended December 31,
                                                                             2003             2002

Return on average assets                                                      0.98%             1.00%
Return on average equity                                                     12.23%            13.05%
Average equity to average assets                                              8.02%             7.67%
Noninterest expense to average assets                                         1.86%             1.68%
Net interest spread                                                           3.03%             3.01%
Net interest margin                                                           3.22%             3.22%
Operating efficiency ratio                                                   51.66%            48.23%

(1) 2002 adjusted to reflect the three-for-two stock split declared in February 2003.

                               FFLC Bancorp, Inc.
                           Consolidated Balance Sheets
                   ($ in thousands, except per share amounts)

                                                                                      At December 31   At December 31
Assets                                                                                    2003             2002
                                                                                     ---------------  ---------------

Cash and due from banks                                                              $       35,072   $        20,157
Interest-earning deposits                                                                    27,088            49,237
                                                                                     ---------------  ---------------
             Cash and cash equivalents                                                       62,160            69,394

Securities available for sale, at market                                                     82,137            77,324
Loans, net of allowance for loan losses of $5,490 in 2003 and $5,181 in 2002                767,987           735,338
Accrued interest receivable                                                                   3,849             4,181
Foreclosed assets                                                                               881               626
Premises and equipment, net                                                                  21,448            19,369
Federal Home Loan Bank stock, at cost                                                         6,900             7,700
Deferred income taxes                                                                         1,134               487
Other assets                                                                                  1,418             1,557
                                                                                     ---------------  ---------------

          Total                                                                      $      947,914   $       915,976
                                                                                     ===============  ===============

Liabilities and Stockholders' Equity

Liabilities:
     Non-interest bearing demand deposits                                                   $31,481           $18,867
     NOW and money-market accounts                                                          161,527           137,858
     Savings accounts                                                                        26,636            25,403
     Certificates                                                                           485,945           485,930
                                                                                     ---------------  ---------------

          Total deposits                                                                    705,589           668,058

     Advances from Federal Home Loan Bank                                                   133,000           149,000
     Other borrowed funds                                                                    17,786            14,303
     Junior subordinated debentures                                                           5,155             5,155
     Accrued expenses and other liabilities                                                   9,028             8,398
                                                                                     ---------------  ---------------

          Total liabilities                                                                 870,558           844,914
                                                                                     ---------------  ---------------

Stockholders' Equity:
     Preferred stock, $.01 par value, 1,000,000 shares authorized, none outstanding               0                 0
     Common stock, $.01 par value, 15,000,000 shares authorized, 6,397,202
       in 2003 and 4,574,944 in 2002, shares issued                                              64                46
     Additional paid-in-capital                                                              31,837            31,638
     Retained income                                                                         65,071            58,409
     Accumulated other comprehensive income, net of taxes                                       297               636
     Treasury stock, at cost (1,000,048 shares in 2003 and 991,669 shares i                 (19,913)          (19,667)
                                                                                     ---------------  ---------------
          Total stockholders' equity                                                         77,356            71,062
                                                                                     ---------------  ---------------

          Total                                                                      $      947,914   $       915,976
                                                                                     ===============  ===============

                               FFLC Bancorp, Inc.
             Consolidated Statements of Income and Comprehensive Income

                   ($ in thousands, except per share amounts)

                                                                    For the three months      For the twelve months
                                                                        ended Dec. 31,             ended Dec. 31,
                                                                       2003         2002        2003         2002
                                                                   ----------   ----------   ----------    ---------
Interest Income:
  Loans                                                            $   12,268   $   13,203   $   49,844   $   52,496
  Securities                                                              611          680        2,218        3,002
  Other interest-earning assets                                           149          313          778        1,035
                                                                   ----------   ----------   ----------   ----------
    Total interest income                                              13,028       14,196       52,840       56,533
                                                                   ----------   ----------   ----------   ----------

Interest Expense:
  Deposits                                                              3,814        4,729       16,375       20,126
  Borrowed funds                                                        2,008        2,402        8,232        9,357
                                                                   ----------   ----------   ----------   ----------
    Total interest expense                                              5,822        7,131       24,607      29,4830
                                                                   ----------   ----------   ----------   ----------


Net interest income                                                     7,206        7,065       28,233       27,050

Provision for loan losses                                                 390          575        1,514        1,845
                                                                   ----------   ----------   ----------   ----------

Net interest income after
    provision for loan losses                                           6,816        6,490       26,719       25,205
                                                                   ----------   ----------   ----------   ----------

Noninterest Income:
  Deposit account fees                                                    274          257        1,036          953
  Other service charges and fees                                          419          556        2,375        1,900
  Net gain on sales of loans held for sale                                167          178        1,178          403
  Other                                                                   324          155          775          520
                                                                   ----------   ----------   ----------   ----------
    Total noninterest income                                            1,184        1,146        5,364        3,776
                                                                   ----------   ----------   ----------   ----------

Noninterest Expense:
  Salaries and employee benefits                                        2,626        2,410       10,196        8,814
  Occupancy expense                                                       733          632        2,787        2,420
  Data processing expense                                                 384          261        1,270          991
  Professional services                                                   134          120          480          432
  Advertising and promotion                                               143          153          507          492
  Other                                                                   515          477        2,115        1,719
                                                                   ----------   ----------   ----------   ----------
    Total noninterest expense                                           4,535        4,053       17,355       14,868
                                                                   ----------   ----------   ----------   ----------

Income before income taxes                                              3,465        3,583       14,728       14,113

Income taxes                                                            1,330        1,345        5,580        5,277
                                                                   ----------   ----------   ----------   ----------

  Net Income                                                       $    2,135   $    2,238   $    9,148   $    8,836
                                                                   ==========   ==========   ==========   ==========

  Basic income per share                                           $     0.40   $     0.41   $     1.70   $     1.65
                                                                   ==========   ==========   ==========   ==========

  Diluted income per share                                         $     0.39   $     0.40   $     1.67   $     1.61
                                                                   ==========   ==========   ==========   ==========

  Dividends per share                                              $     0.13   $     0.09   $     0.46   $     0.37
                                                                   ==========   ==========   ==========   ==========

  Comprehensive income *                                           $    2,150   $    2,295   $    8,810   $    9,032
                                                                   ==========   ==========   ==========   ==========

  Weighted average number of shares outstanding for Basic           5,391,491    5,368,965    5,385,199    5,360,498
                                                                   ==========   ==========   ==========   ==========

  Weighted average number of shares outstanding for Diluted         5,467,814    5,469,825    5,456,896    5,466,880
                                                                   ==========   ==========   ==========   ==========

* Includes net income and change in unrealized gain (loss) on securities available for sale and derivative instruments.